Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	Brad G. O’Connor	Jeffrey T. O’Keefe
	Chief Financial Officer	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FOURTH QUARTER AND FISCAL YEAR 2025 RESULTS

Met or Exceeded All Guidance Metrics Provided

8% Year-Over-Year Increase in Consolidated Communities

Successfully Completed $900 Million Unsecured Debt Refinancing Extending Maturities Until 2031 and 2033

Operating Performance Reflects a $34 Million Expense from Refinancing and $19 Million in Land Charges

MATAWAN, NJ, December 4, 2025 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal fourth quarter and year ended October 31, 2025.

RESULTS FOR THE THREE-MONTHS AND FULL YEAR ENDED OCTOBER 31, 2025:

  Total revenues were $817.9 million in the fourth quarter of fiscal 2025, which was within the guidance range we provided, compared with $979.6 million in the same quarter of the prior year. For the year ended October 31, 2025, total revenues were $2.98 billion compared with $3.00 billion in fiscal 2024.
  Domestic unconsolidated joint ventures (1) sale of homes revenues for the fourth quarter of fiscal 2025 increased 27.3% to $180.4 million (285 homes) compared with $141.7 million (235 homes) for the three months ended October 31, 2024. For fiscal 2025, domestic unconsolidated joint ventures sale of homes revenues increased 17.6% to $621.6 million (934 homes) compared with $528.6 million (803 homes) in the fiscal year ended October 31, 2024.
  Homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 10.7% (with 2.5% attributable to land charges) for the three months ended October 31, 2025, compared with 18.0% during the fourth quarter a year ago (with only 0.9% attributable to land charges). In fiscal 2025, homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 12.7% compared with 18.7% in the prior fiscal year.
  Homebuilding gross margin percentage, before cost of sales interest expense and land charges, was 16.3% during the fiscal 2025 fourth quarter, which was within the guidance range we provided, compared with 21.7% in last year’s fourth quarter. For the year ended October 31, 2025, homebuilding gross margin percentage, before cost of sales interest expense and land charges, was 17.2% compared with 22.0% in the previous fiscal year.
  Total SG&A was $91.5 million, or 11.2% of total revenues, in the fourth quarter of fiscal 2025 compared with $87.7 million, or 9.0% of total revenues, in the fourth quarter of fiscal 2024. Total SG&A was $349.8 million, or 11.7% of total revenues, in fiscal 2025 compared with $342.2 million, or 11.4% of total revenues, in the previous fiscal year.
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    Total interest expense as a percentage of total revenues increased to 4.2% for the fourth quarter of fiscal 2025, compared with 3.2% for the fourth quarter of fiscal 2024. The year-over-year increase in interest expense is primarily related to a few large communities in planning. For the year ended October 31, 2025, total interest expense as a percentage of total revenues was 4.2% compared with 4.0% in the previous fiscal year.
    The company incurred losses related to the early extinguishment of debt and land charges of $52.9 million, contributing to a loss before income taxes for the fourth quarter of fiscal 2025 of $4.1 million compared with income before income taxes of $117.9 million in the fourth quarter of the prior fiscal year. For fiscal 2025, income before income taxes was $86.1 million compared with $317.1 million during the prior fiscal year.
    Income before income taxes, excluding $19.4 million in land-related charges and a $33.5 million loss on extinguishment of debt related to our September 2025 debt refinancing, was $48.8 million in the fourth quarter of fiscal 2025, which was within the guidance range we provided, compared with income before these items of $125.8 million in the fourth quarter of fiscal 2024. For the year ended October 31, 2025, income before income taxes excluding land-related charges and loss (gain) on extinguishment of debt, net was $158.8 million compared with income before these items of $327.3 million in fiscal 2024.
    Net loss was $0.7 million, or $0.51 per diluted common share, for the three months ended October 31, 2025, compared with net income of $94.3 million, or $12.79 per diluted common share, in the same period of the previous fiscal year. For fiscal 2025, net income was $63.9 million, or $7.43 per diluted common share, compared with net income of $242.0 million, or $31.79 per diluted common share, during fiscal 2024.
    EBITDA was $35.7 million for the fourth quarter of fiscal 2025 compared with $151.0 million for the fourth quarter of the prior year. For fiscal 2025, EBITDA was $226.4 million compared with $445.4 million in the prior year. Reported EBITDA is inclusive of the loss on extinguishment of debt and land related charges of $52.9 million discussed above.
    Adjusted EBITDA was $88.6 million for the quarter ended October 31, 2025, which was above the high end of the guidance range we provided, compared with $159.0 million in the fourth quarter of the prior fiscal year. For the year ended October 31, 2025, adjusted EBITDA was $299.1 million compared with $455.6 million in the previous fiscal year.
    Consolidated contracts in the fourth quarter of fiscal 2025 decreased 10.8% to 1,209 homes ($629.2 million) compared with 1,355 homes ($705.6 million) in the same quarter last year. Contracts, including domestic unconsolidated joint ventures, for the three months ended October 31, 2025, decreased 7.7% to 1,450 homes ($787.1 million) compared with 1,571 homes ($845.7 million) in the fourth quarter of fiscal 2024. Last year's results were reflective of an exceptionally strong market, with contracts that included domestic unconsolidated joint ventures rising by 81.6% in October 2024.
    As of October 31, 2025, the number of consolidated communities increased by 7.7% to 140, compared with 130 communities as of October 31, 2024. Including domestic unconsolidated joint ventures, community count grew by 6.1% to 156 as of October 31, 2025, up from 147 as of October 31, 2024.
    Consolidated contracts per community declined by 17.3% year-over-year to 8.6 in the fourth quarter of fiscal 2025, compared to 10.4 in the same quarter of fiscal 2024. When including domestic unconsolidated joint ventures, contracts per community decreased by 13.1% to 9.3 for the three months ended October 31, 2025, compared with 10.7 in the prior year period. As discussed above, we had an exceptionally strong fourth quarter of fiscal 2024, which included a 56.5% year-over-year increase in consolidated contracts per community in October of 2024.
    The dollar value of consolidated contract backlog, as of October 31, 2025, decreased 22.4% to $726.5 million compared with $936.8 million as of October 31, 2024. The dollar value of contract backlog, including domestic unconsolidated joint ventures, as of October 31, 2025, decreased 25.2% to $923.2 million compared with $1.23 billion as of October 31, 2024. The year-over-year decrease in backlog dollars is partly due to increased sales of quick move in homes (QMIs), which are typically in backlog for a very short period of time.
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    The gross contract cancellation rate for the fourth quarter ended October 31, 2025, was 17% for both consolidated contracts and domestic unconsolidated joint venture contracts, compared with 18% for both items in the fourth quarter of the prior year.
    For the trailing twelve-month period our net income return on inventory was 3.8% and our adjusted earnings before interest and income taxes return on investment (Adjusted EBIT ROI) was 17.7%. For the most recently reported trailing twelve-month periods, we believe we had the second highest Adjusted EBIT ROI compared to nine of our publicly traded midsized homebuilder peers.

  (1)When we refer to “Domestic Unconsolidated Joint Ventures”, we are excluding results from our multi-community unconsolidated joint venture in the Kingdom of Saudi Arabia (KSA).

   LIQUIDITY AND INVENTORY AS OF OCTOBER 31, 2025:

    During the fourth quarter of fiscal 2025, land and land development spending was $199.4 million compared with $318.4 million in the same quarter one year ago. For fiscal 2025, land and land development spending was $859.4 million compared with $995.4 million in the prior year.
    Total liquidity as of October 31, 2025, was $404.1 million, which was significantly above our target liquidity range of $170 million to $245 million.
    In the fourth quarter of fiscal 2025, approximately 3,100 lots were put under option or acquired in 32 consolidated communities.
    As of October 31, 2025, our total controlled consolidated lots were 35,883 compared with 41,891 lots at the end of the previous fiscal year’s fourth quarter. Continuing our land-light strategic focus, 85% of our lots were optioned at the end of the fourth quarter of fiscal 2025. Based on trailing twelve-month deliveries, the current position equaled 6.5 years’ supply.
    Total QMIs as of October 31, 2025, were 907, a decline of 10.7% compared with 1,016 as of July 31, 2025, illustrating our efforts to match our starts with our sales pace. This equates to 6.5 QMIs per community as of October 31 2025.

  DEBT REFINANCING:

    The Company issued $450.0 million aggregate principal amount of  8.0% Senior Notes due 2031 and $450.0 million aggregate principal amount of  8.375% Senior Notes due 2033.
    The Company used the net proceeds from the new issuances to redeem all of its outstanding secured notes consisting of 8.0% Senior Secured 1.125 Lien Notes due 2028 and 11.75% Senior Secured 1.25 Lien Notes due 2029, as well as to repay in full all loans outstanding under its Senior Secured 1.75 Lien Term Loan Facility due 2028.
    The Company entered into a Fourth Amendment to the Credit Agreement governing its $125 million secured revolving credit facility which, among other things, extended the final scheduled maturity thereof by two years to June 30, 2028.
    Key benefits of the refinancing:
    Simplified capital structure: Replaced multiple tiers of secured debt with unsecured notes.
    Extended maturity runway: The transaction refinanced all of the Company’s secured debt maturing in fiscal 2028 and 2029 and proactively extended these maturities to fiscal 2031 and fiscal 2033 with unsecured notes.
    Decreased interest incurred: Despite the nominal increase in debt outstanding, we are pleased that the transaction resulted in $12 million decrease in annual interest incurred.
    Extended the revolver maturity: The transaction extended the maturity of the revolver, which was the nearest term maturity, from the third quarter of fiscal 2026 until the third quarter of fiscal 2028.
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  FINANCIAL GUIDANCE (2):

  The Company is providing guidance for total revenues, adjusted homebuilding gross margin, adjusted income before income taxes and adjusted EBITDA for the first quarter of fiscal 2026. Financial guidance below assumes no adverse changes in current market conditions, including deterioration in our supply chain or material increases in mortgage rates, inflation or cancellation rates, and excludes further impact to SG&A expenses from phantom stock expense related solely to stock price movements from the closing price of $120.23 on October 31, 2025.

  For the first quarter of fiscal 2026, total revenues are expected to be between $550 million and $650 million, adjusted homebuilding gross margin is expected to be between 13.0% and 14.0%, adjusted income before income taxes is expected to be between $10 million and $20 million and adjusted EBITDA is expected to be between $35 million and $45 million.

  (2)The Company cannot provide a reconciliation between its non-GAAP projections and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. These items include, but are not limited to, land-related charges, inventory impairments and land option write-offs and loss (gain) on extinguishment of debt, net. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results.

  COMMENTS FROM MANAGEMENT:

  “Despite a tough housing market, our team performed very well, meeting or beating all of our guidance for the quarter,” said Ara K. Hovnanian, Chairman of the Board and Chief Executive Officer. “To maintain sales pace, we continued to rely on incentives, which lowered our gross profit margins but allowed us to sell older, less profitable land. In the fourth quarter, we averaged 8.6 contracts per community. Given our recent land acquisitions, we expect our gross margin percentage to be lowest in the first quarter of fiscal 2026 and to gradually increase in the following quarters. This gives us a strong base for long-term value creation for our shareholders.”

  “This quarter marked a significant milestone in strengthening our capital structure with the successful refinancing of our secured debt with unsecured bonds—a culmination of years of disciplined liability management and strategic capital market activity. By improving our financial flexibility and reducing risk, we’ve positioned ourselves to invest strategically in growth, while navigating market cycles with confidence. Our focus remains unwavering: delivering industry-leading returns to our shareholders over the long term through prudent financial stewardship and operational excellence,” concluded Mr. Hovnanian.

  WEBCAST INFORMATION:

  Hovnanian Enterprises will webcast its fiscal 2025 fourth quarter and full year financial results conference call at 11:00 a.m. E.T. on Thursday, December 4, 2025. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

  ABOUT HOVNANIAN ENTERPRISES, INC.:

  Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Matawan, New Jersey and, through its subsidiaries, is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia. The Company’s homes are marketed and sold under the trade name K. Hovnanian® Homes. Additionally, the Company’s subsidiaries, as developers of K. Hovnanian’s® Four Seasons communities, make the Company one of the nation’s largest builders of active lifestyle communities.

  Additional information on Hovnanian Enterprises, Inc. can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

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  NON-GAAP FINANCIAL MEASURES:

  Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairments and land option write-offs and loss (gain) on extinguishment of debt, net (“Adjusted EBITDA”), the ratio of Adjusted EBITDA to interest incurred and EBIT before inventory impairments and land option write-offs and loss (gain) on extinguishment of debt, net (“Adjusted EBIT”) are not U.S. generally accepted accounting principles (“GAAP”) financial measures. The most directly comparable GAAP financial measure is net (loss) income. The reconciliation for historical periods of EBIT, EBITDA, Adjusted EBIT and Adjusted EBITDA to net (loss) income are presented in tables attached to this earnings release.

  Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively. The reconciliation for historical periods of homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, to homebuilding gross margin and homebuilding gross margin percentage, respectively, is presented in a table attached to this earnings release.

  Adjusted income before income taxes, which is defined as (loss) income before income taxes excluding land-related charges and loss (gain) on extinguishment of debt, net is a non-GAAP financial measure. The most directly comparable GAAP financial measure is (loss) income before income taxes. The reconciliation for historical periods of adjusted income before income taxes to (loss) income before income taxes is presented in a table attached to this earnings release.

  Adjusted investment, which is defined as total inventories excluding liabilities from inventory not owned, net of debt issuance costs and interest capitalized and including investments in and advances to unconsolidated joint ventures (“Adjusted Investment”), is a non-GAAP financial measure. The most directly comparable GAAP financial measure is total inventories. The reconciliation for historical periods of Adjusted Investment to total inventories is presented in a table attached to this earnings release.

  The ratio of Adjusted EBIT return on adjusted investment (“Adjusted EBIT ROI”), which is the ratio of Adjusted EBIT for the trailing twelve-months, to the average Adjusted Investment for the prior five fiscal quarters, is a non-GAAP financial measure. The most directly comparable GAAP financial measure is the ratio of net income return to total inventories. The presentation of the ratios of Adjusted EBIT ROI and net income return on inventory are presented in a table attached to this earnings release.

  Total liquidity is comprised of $272.8 million of cash and cash equivalents, $6.3 million of restricted cash required to collateralize letters of credit and $125.0 million available under a senior secured revolving credit facility as of October 31, 2025.

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  FORWARD-LOOKING STATEMENTS

  All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods and statements regarding demand for homes, mortgage rates, inflation, supply chain issues, customer incentives and underlying factors. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a significant homebuilding downturn; (2) shortages in, and price fluctuations of, raw materials and labor, including due to geopolitical events, changes in trade policies, including the imposition of tariffs and duties on homebuilding materials and products and related trade disputes with and retaliatory measures taken by other countries and changes in immigration laws or the enforcement thereof and trends in labor migration; (3) fluctuations in interest rates and the availability of mortgage financing, including as a result of instability in the banking sector; (4) increases in inflation; (5) adverse weather and other environmental conditions and natural or man-made disasters; (6) the seasonality of the Company’s business; (7) the availability and cost of suitable land and improved lots and sufficient liquidity to invest in such land and lots; (8) reliance on, and the performance of, subcontractors; (9) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (10) increases in cancellations of agreements of sale; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) legal claims brought against us and not resolved in our favor, such as product liability litigation, warranty claims and claims made by mortgage investors; (13) levels of competition; (14) utility shortages and outages or rate fluctuations; (15) information technology failures and data security breaches; (16) negative publicity; (17) global economic and political instability (18) high leverage and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (19) availability and terms of financing to the Company; (20) the Company’s sources of liquidity; (21) changes in credit ratings; (22) government regulation, including regulations concerning the development of land, the home building, sales and customer financing processes, tax laws and environmental, health and safety matters; (23) potential liability as a result of the past or present use of hazardous materials; (24) operations through unconsolidated joint ventures with third parties; (25) significant influence of the Company’s controlling stockholders; (26) availability of net operating loss carryforwards; (27) loss of key management personnel or failure to attract qualified personnel; and (28) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2024 and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods during fiscal 2025 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

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Hovnanian Enterprises, Inc.
October 31, 2025
Statements of consolidated operations
(In thousands, except per share data)

	Three Months Ended		Year Ended
	October 31,		October 31,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Total revenues	$817,904	$979,638	$2,978,581	$3,004,918
Costs and expenses (1)	801,178	877,221	2,905,818	2,741,462
(Loss) gain on extinguishment of debt, net	(33,512)	-	(33,113)	1,371
Income from unconsolidated joint ventures	12,678	15,448	46,437	52,262
(Loss) income before income taxes	(4,108)	117,865	86,087	317,089
Income tax (benefit) provision	(3,441)	23,516	22,222	75,081
Net (loss) income	(667)	94,349	63,865	242,008
Less: preferred stock dividends	2,668	2,668	10,675	10,675
Net (loss) income available to common stockholders	$(3,335)	$91,681	$53,190	$231,333

Per share data:
Basic:
Net (loss) income per common share	$(0.51)	$13.84	$7.95	$34.40
Weighted average number of common shares outstanding	6,468	6,487	6,449	6,479
Assuming dilution:
Net (loss) income per common share	$(0.51)	$12.79	$7.43	$31.79
Weighted average number of common shares outstanding	6,468	7,017	6,892	7,007

(1) Includes inventory impairments and land option write-offs.

Hovnanian Enterprises, Inc.
October 31, 2025
Reconciliation of income before income taxes excluding land-related charges and loss (gain) on extinguishment of debt, net to (loss) income before income taxes
(In thousands)

	Three Months Ended		Year Ended
	October 31,		October 31,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
(Loss) income before income taxes	$(4,108)	$117,865	$86,087	$317,089
Inventory impairments and land option write-offs	19,430	7,918	39,571	11,556
Loss (gain) on extinguishment of debt, net	33,512	-	33,113	(1,371)
Income before income taxes excluding land-related charges and loss (gain) on extinguishment of debt, net (1)	$48,834	$125,783	$158,771	$327,274

  (1) Income before income taxes excluding land-related charges and loss (gain) on extinguishment of debt, net is a non-GAAP financial measure. The most directly comparable GAAP financial measure is (loss) income before income taxes.

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Hovnanian Enterprises, Inc.
October 31, 2025
Gross margin
(In thousands)

	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Year Ended
	October 31,		October 31,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Sale of homes	$786,630	$927,499	$2,852,908	$2,875,488
Cost of sales, excluding interest expense and land charges (1)	658,528	726,491	2,360,888	2,241,749
Homebuilding gross margin, before cost of sales interest expense and land charges (2)	128,102	201,008	492,020	633,739
Cost of sales interest expense, excluding land sales interest expense	24,813	25,925	90,357	87,717
Homebuilding gross margin, after cost of sales interest expense, before land charges (2)	103,289	175,083	401,663	546,022
Land charges	19,430	7,918	39,571	8,903
Homebuilding gross margin	$83,859	$167,165	$362,092	$537,119

Homebuilding gross margin percentage	10.7%	18.0%	12.7%	18.7%
Homebuilding gross margin percentage, before cost of sales interest expense and land charges (2)	16.3%	21.7%	17.2%	22.0%
Homebuilding gross margin percentage, after cost of sales interest expense, before land charges (2)	13.1%	18.9%	14.1%	19.0%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Year Ended
	October 31,		October 31,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Land and lot sales	$983	$26,974	$21,606	$42,757
Cost of sales, excluding interest (1)	-	8,846	10,475	21,635
Land and lot sales gross margin, excluding interest and land charges	983	18,128	11,131	21,122
Land and lot sales interest expense	-	125	618	2,090
Land and lot sales gross margin, including interest	$983	$18,003	$10,513	$19,032

  (1) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Consolidated Statements of Operations.

  (2) Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively.

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Hovnanian Enterprises, Inc.
October 31, 2025
Reconciliation of adjusted EBITDA to net (loss) income
(In thousands)

	Three Months Ended		Year Ended
	October 31,		October 31,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Net (loss) income	$(667)	$94,349	$63,865	$242,008
Income tax (benefit) provision	(3,441)	23,516	22,222	75,081
Interest expense	34,443	31,120	126,416	120,559
EBIT (1)	30,335	148,985	212,503	437,648
Depreciation and amortization	5,350	2,051	13,863	7,730
EBITDA (2)	35,685	151,036	226,366	445,378
Inventory impairments and land option write-offs	19,430	7,918	39,571	11,556
Loss (gain) on extinguishment of debt, net	33,512	-	33,113	(1,371)
Adjusted EBITDA (3)	$88,627	$158,954	$299,050	$455,563

Interest incurred	$28,776	$34,199	$116,986	$128,777

Adjusted EBITDA to interest incurred	3.08	4.65	2.56	3.54

(1) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss) income. EBIT represents earnings before interest expense and income taxes.

  (2) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss) income. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

  (3) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss) income. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairments and land option write-offs and (loss) gain on extinguishment of debt, net.

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Hovnanian Enterprises, Inc.
October 31, 2025
Interest incurred, expensed and capitalized
(In thousands)

	Three Months Ended		Year Ended
	October 31,		October 31,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Interest capitalized at beginning of period	$48,139	$54,592	$57,671	$52,060
Plus: interest incurred	28,776	34,199	116,986	128,777
Less: interest expensed	(34,443)	(31,120)	(126,416)	(120,559)
Less: interest contributed to unconsolidated joint ventures (1)	(322)	-	(6,091)	(5,468)
Plus: interest acquired from unconsolidated joint ventures (2)	1,113	-	1,113	2,861
Interest capitalized at end of period (3)	$43,263	$57,671	$43,263	$57,671

  (1) Represents capitalized interest which was included as part of the assets contributed to joint ventures the company entered into during the three months and year ended October 31, 2025, and the year ended October 31, 2024. There was no impact to the Consolidated Statement of Operations as a result of these transactions.

  (2) Represents capitalized interest which was included as part of the assets acquired from joint ventures the company closed out during the three months and year ended October 31, 2025, and the year ended October 31, 2024. There was no impact to the Consolidated Statement of Operations as a result of these transactions.

(3) Capitalized interest amounts are shown gross before the allocation of impairments, if any, to capitalized interest.

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Hovnanian Enterprises, Inc.
October 31, 2025
Reconciliation of Adjusted EBIT Return on Adjusted Investment
(in thousands)

					TTM
	For the quarter ended				ended
	1/31/2025	4/30/2025	7/31/2025	10/31/2025	10/31/2025
Net income (loss)	$28,191	$19,726	$16,615	$(667)	$63,865

	As of					Five Quarter
	10/31/2024	1/31/2025	4/30/2025	7/31/2025	10/31/2025	Average
Total inventories	$1,644,804	$1,666,490	$1,743,965	$1,692,932	$1,637,470	$1,677,132
Return on Inventory						3.8%

					TTM
	For the quarter ended				ended
	1/31/2025	4/30/2025	7/31/2025	10/31/2025	10/31/2025
Net income (loss)	$28,191	$19,726	$16,615	$(667)	$63,865
Income tax provision (benefit)	11,672	6,804	7,187	(3,441)	22,222
Interest expense	28,873	29,083	34,017	34,443	126,416
EBIT (1)	68,736	55,613	57,819	30,335	212,503
Inventory impairments and land option write-offs	1,040	3,056	16,045	19,430	39,571
(Gain) loss on extinguishment of debt, net	-	(399)	-	33,512	33,113
Adjusted EBIT (2)	$69,776	$58,270	$73,864	$83,277	$285,187

	As of
	10/31/2024	1/31/2025	4/30/2025	7/31/2025	10/31/2025
Total inventories	$1,644,804	$1,666,490	$1,743,965	$1,692,932	$1,637,470
Less Liabilities from inventory not owned, net of debt issuance costs	(140,298)	(156,274)	(173,098)	(236,644)	(244,723)
Less Interest capitalized at end of period	(57,671)	(52,884)	(53,633)	(48,139)	(43,263)	Five
Plus Investments in and advances to unconsolidated joint ventures	142,910	172,679	183,461	218,356	163,469	Quarter Average
Adjusted Investment (3)	$1,589,745	$1,630,011	$1,700,695	$1,626,505	$1,512,953	$1,611,982
Adjusted EBIT Return on Adjusted Investment (4)						17.7%

(1) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). EBIT represents earnings before interest expense and income taxes.

  (2) Adjusted EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). Adjusted EBIT represents earnings before interest expense, income taxes, inventory impairments and land option write-offs and loss (gain) on extinguishment of debt, net.

  (3) Adjusted Investment is a non-GAAP financial measure. The most directly comparable GAAP financial measure is total inventories. Adjusted Investment represents total inventories excluding liabilities from inventory not owned, net of debt issuance costs and interest capitalized and including investments in and advances to unconsolidated joint ventures.

  (4) The ratio of Adjusted EBIT Return on Adjusted Investment is a non-GAAP financial measure. The most directly comparable GAAP financial measure is the ratio of net income (loss) to total inventories.

11

  HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

  CONDENSED CONSOLIDATED BALANCE SHEETS

  (In thousands, except per share data)

  (Unaudited)

	October 31,	October 31,
	2025	2024
ASSETS
Homebuilding:
Cash and cash equivalents	$272,772	$209,976
Restricted cash and cash equivalents	12,608	7,875
Inventories:
Sold and unsold homes and lots under development	1,132,798	1,195,318
Land and land options held for future development or sale	171,793	238,499
Consolidated inventory not owned	332,879	210,987
Total inventories	1,637,470	1,644,804
Investments in and advances to unconsolidated joint ventures	163,469	142,910
Receivables, deposits and notes, net	26,454	29,400
Property and equipment, net	50,539	43,431
Prepaid expenses and other assets	89,773	82,525
Total homebuilding	2,253,085	2,160,921

Financial services	151,211	203,589

Deferred tax assets, net	229,617	241,064
Total assets	$2,633,913	$2,605,574

LIABILITIES AND EQUITY
Homebuilding:
Nonrecourse mortgages secured by inventory, net of debt issuance costs	$29,494	$90,675
Accounts payable and other liabilities	438,698	433,273
Customers’ deposits	46,376	41,639
Liabilities from inventory not owned, net of debt issuance costs	244,723	140,298
Senior notes and credit facilities (net of discounts, premiums and debt issuance costs)	900,718	896,218
Accrued interest	11,874	14,508
Total homebuilding	1,671,883	1,616,611

Financial services	130,873	183,135

Income taxes payable	222	5,479
Total liabilities	1,802,978	1,805,225

Equity:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at October 31, 2025 and October 31, 2024	135,299	135,299
Common stock, Class A, $0.01 par value - authorized 16,000,000 shares; issued 6,503,722 shares at October 31, 2025 and 6,415,794 shares at October 31, 2024	65	64
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) - authorized 2,400,000 shares; issued 812,410 shares at October 31, 2025 and 757,023 shares at October 31, 2024	8	8
Paid in capital - common stock	757,391	749,752
Retained earnings	127,326	74,136
Treasury stock - at cost – 1,348,087 shares of Class A common stock at October 31, 2025 and 1,090,179 shares at October 31, 2024; 27,669 shares of Class B common stock at October 31, 2025 and October 31, 2024	(189,154)	(158,910)
Total equity	830,935	800,349
Total liabilities and equity	$2,633,913	$2,605,574

12

  HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

  CONSOLIDATED STATEMENTS OF OPERATIONS

  (In Thousands Except Per Share Data)

  (Unaudited)

	Three Months Ended October 31,		Year Ended October 31,
	2025	2024	2025	2024
Revenues:
Homebuilding:
Sale of homes	$786,630	$927,499	$2,852,908	$2,875,488
Land sales and other revenues	3,125	29,398	30,698	55,366
Total homebuilding	789,755	956,897	2,883,606	2,930,854
Financial services	28,149	22,741	94,975	74,064
Total revenues	817,904	979,638	2,978,581	3,004,918

Expenses:
Homebuilding:
Cost of sales, excluding interest	658,528	735,337	2,371,363	2,263,384
Cost of sales interest	24,813	26,050	90,975	89,807
Inventory impairment loss and land option write-offs	19,430	7,918	39,571	11,556
Total cost of sales	702,771	769,305	2,501,909	2,364,747
Selling, general and administrative	51,275	56,071	212,362	202,486
Total homebuilding expenses	754,046	825,376	2,714,271	2,567,233

Financial services	14,958	14,084	56,001	49,940
Corporate general and administrative	40,255	31,610	137,476	139,740
Other interest	9,630	5,070	35,441	30,752
Other (income) expenses, net (1)	(17,711)	1,081	(37,371)	(46,203)
Total expenses	801,178	877,221	2,905,818	2,741,462
(Loss) gain on extinguishment of debt, net	(33,512)	-	(33,113)	1,371
Income from unconsolidated joint ventures	12,678	15,448	46,437	52,262
(Loss) income before income taxes	(4,108)	117,865	86,087	317,089
State and federal income tax provision (benefit):
State	5,351	(2,482)	12,521	10,851
Federal	(8,792)	25,998	9,701	64,230
Total income taxes	(3,441)	23,516	22,222	75,081
Net (loss) income	(667)	94,349	63,865	242,008
Less: preferred stock dividends	2,668	2,668	10,675	10,675
Net (loss) income available to common stockholders	$(3,335)	$91,681	$53,190	$231,333

Per share data:
Basic:
Net (loss) income per common share	$(0.51)	$13.84	$7.95	$34.40
Weighted-average number of common shares outstanding	6,468	6,487	6,449	6,479
Assuming dilution:
Net (loss) income per common share	$(0.51)	$12.79	$7.43	$31.79
Weighted-average number of common shares outstanding	6,468	7,017	6,892	7,007

  (1) Includes gain on consolidation of a joint venture of $18.9 million and $45.7 million for the years ended October 31, 2025 and 2024, respectively.

13

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		October 31,			October 31,			October 31,
		2025	2024	% Change	2025	2024	% Change	2025	2024	% Change
Northeast (2)
(DE, MD, NJ, OH, PA, VA, WV)	Home	442	463	(4.5)%	594	579	2.6%	631	782	(19.3)%
	Dollars	$244,509	$279,076	(12.4)%	$320,675	$365,115	(12.2)%	$383,131	$531,481	(27.9)%
	Avg. Price	$553,188	$602,756	(8.2)%	$539,857	$630,596	(14.4)%	$607,181	$679,643	(10.7)%
Southeast (2)
(FL, GA, SC)	Home	178	129	38.0%	232	206	12.6%	220	239	(7.9)%
	Dollars	$85,156	$72,709	17.1%	$118,915	$98,003	21.3%	$127,668	$121,974	4.7%
	Avg. Price	$478,404	$563,636	(15.1)%	$512,565	$475,743	7.7%	$580,309	$510,351	13.7%
West
(AZ, CA, TX)	Home	589	763	(22.8)%	700	962	(27.2)%	391	628	(37.7)%
	Dollars	$299,518	$353,779	(15.3)%	$347,040	$464,381	(25.3)%	$215,750	$283,377	(23.9)%
	Avg. Price	$508,520	$463,668	9.7%	$495,771	$482,725	2.7%	$551,790	$451,237	22.3%
Consolidated Total
	Home	1,209	1,355	(10.8)%	1,526	1,747	(12.7)%	1,242	1,649	(24.7)%
	Dollars	$629,183	$705,564	(10.8)%	$786,630	$927,499	(15.2)%	$726,549	$936,832	(22.4)%
	Avg. Price	$520,416	$520,711	(0.1)%	$515,485	$530,910	(2.9)%	$584,983	$568,121	3.0%
Unconsolidated Joint Ventures (2) (3)
(excluding KSA JV)	Home	241	216	11.6%	285	235	21.3%	275	403	(31.8)%
	Dollars	$157,943	$140,090	12.7%	$180,366	$141,698	27.3%	$196,633	$297,902	(34.0)%
	Avg. Price	$655,365	$648,565	1.0%	$632,863	$602,970	5.0%	$715,029	$739,211	(3.3)%
Grand Total
	Home	1,450	1,571	(7.7)%	1,811	1,982	(8.6)%	1,517	2,052	(26.1)%
	Dollars	$787,126	$845,654	(6.9)%	$966,996	$1,069,197	(9.6)%	$923,182	$1,234,734	(25.2)%
	Avg. Price	$542,846	$538,290	0.8%	$533,957	$539,454	(1.0)%	$608,558	$601,722	1.1%

KSA JV Only
	Home	116	68	70.6%	-	3	(100.0)%	723	276	162.0%
	Dollars	$27,469	$17,341	58.4%	$-	$429	(100.0)%	$175,777	$64,360	173.1%
	Avg. Price	$236,802	$255,015	(7.1)%	$-	$143,000	(100.0)%	$243,122	$233,188	4.3%

DELIVERIES INCLUDE EXTRAS
Notes:

  (1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

  (2) Reflects the reclassification of 22 homes and $14.4 million of contract backlog and 46 homes and $30.7 million of contract backlog as of October 31, 2025 from unconsolidated joint ventures to the consolidated Northeast and Southeast segments, respectively. This is related to the consolidation of the remaining assets and liabilities from an unconsolidated joint venture the Company closed out and two active selling communities from another unconsolidated joint venture that were consolidated during the three months ended October 31, 2025.

  (3) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

14

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)
		Contracts (1)			Deliveries			Contract
		Years Ended			Years Ended			Backlog
		October 31,			October 31,			October 31,
		2025	2024	% Change	2025	2024	% Change	2025	2024	% Change
Northeast (2) (3) (5)
(DE, MD, NJ, OH, PA, VA, WV)	Home	1,795	1,809	(0.8)%	1,968	1,646	19.6%	631	782	(19.3)%
	Dollars	$983,961	$1,114,885	(11.7)%	$1,146,746	$1,007,596	13.8%	$383,131	$531,481	(27.9)%
	Avg. Price	$548,168	$616,299	(11.1)%	$582,696	$612,148	(4.8)%	$607,181	$679,643	(10.7)%
Southeast (2) (5)
(FL, GA, SC)	Home	639	517	23.6%	704	878	(19.8)%	220	239	(7.9)%
	Dollars	$324,393	$279,431	16.1%	$349,448	$447,804	(22.0)%	$127,668	$121,974	4.7%
	Avg. Price	$507,657	$540,485	(6.1)%	$496,375	$510,027	(2.7)%	$580,309	$510,351	13.7%
West (4)
(AZ, CA, TX)	Home	2,589	2,860	(9.5)%	2,824	2,824	0.0%	391	628	(37.7)%
	Dollars	$1,290,351	$1,367,203	(5.6)%	$1,356,714	$1,420,088	(4.5)%	$215,750	$283,377	(23.9)%
	Avg. Price	$498,397	$478,043	4.3%	$480,423	$502,864	(4.5)%	$551,790	$451,237	22.3%
Consolidated Total
	Home	5,023	5,186	(3.1)%	5,496	5,348	2.8%	1,242	1,649	(24.7)%
	Dollars	$2,598,705	$2,761,519	(5.9)%	$2,852,908	$2,875,488	(0.8)%	$726,549	$936,832	(22.4)%
	Avg. Price	$517,361	$532,495	(2.8)%	$519,088	$537,675	(3.5)%	$584,983	$568,121	3.0%
Unconsolidated Joint Ventures
(excluding KSA JV)	Home	872	821	6.2%	934	803	16.3%	275	403	(31.8)%
(2) (3) (4) (5) (6)	Dollars	$564,259	$561,063	0.6%	$621,608	$528,612	17.6%	$196,633	$297,902	(34.0)%
	Avg. Price	$647,086	$683,390	(5.3)%	$665,533	$658,296	1.1%	$715,029	$739,211	(3.3)%
Grand Total
	Home	5,895	6,007	(1.9)%	6,430	6,151	4.5%	1,517	2,052	(26.1)%
	Dollars	$3,162,964	$3,322,582	(4.8)%	$3,474,516	$3,404,100	2.1%	$923,182	$1,234,734	(25.2)%
	Avg. Price	$536,550	$553,118	(3.0)%	$540,360	$553,422	(2.4)%	$608,558	$601,722	1.1%

KSA JV Only
	Home	448	276	62.3%	1	50	(98.0)%	723	276	162.0%
	Dollars	$111,594	$66,651	67.4%	$177	$10,416	(98.3)%	$175,777	$64,360	173.1%
	Avg. Price	$249,094	$241,489	3.1%	$177,000	$208,320	(15.0)%	$243,122	$233,188	4.3%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.
(2) Reflects the reclassification of 86 homes and $70.1 million of contract backlog and 13 homes and $10.6 million of contract backlog as of April 30, 2024 from the consolidated Northeast and Southeast segments, respectively, to unconsolidated joint ventures. This is related to the assets and liabilities contributed to a joint venture the company entered into during the three months ended April 30, 2024.
(3) Reflects the reclassification of 88 homes and $74.2 million of contract backlog as of July 31, 2024 from the unconsolidated joint ventures to the consolidated Northeast segment. This is related to the assets and liabilities acquired from a joint venture the company closed out during the three months ended July 31, 2024.
(4) Reflects the reclassification of 8 homes and $5.0 million of contract backlog as of January 31, 2025, from the consolidated West segment to unconsolidated joint ventures. This is related to the assets and liabilities contributed to the joint venture the company entered into during the three months ended January 31, 2025.
(5) Reflects the reclassification of 22 homes and $14.4 million of contract backlog and 46 homes and $30.7 million of contract backlog as of October 31, 2025 from unconsolidated joint ventures to the consolidated Northeast and Southeast segments, respectively. This is related to the consolidation of the remaining assets and liabilities acquired from an unconsolidated joint venture the Company closed out and two active selling communities from another unconsolidated joint venture that were consolidated during the three months ended October 31, 2025.

  (6) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

15

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		October 31,			October 31,			October 31,
		2025	2024	% Change	2025	2024	% Change	2025	2024	% Change
Northeast (2)
(Unconsolidated Joint Ventures)	Home	147	120	22.5%	188	76	147.4%	227	274	(17.2)%
(Excluding KSA JV)	Dollars	$104,335	$83,856	24.4%	$118,858	$57,427	107.0%	$163,213	$212,370	(23.1)%
(DE, MD, NJ, OH, PA, VA, WV)	Avg. Price	$709,762	$698,800	1.6%	$632,223	$755,618	(16.3)%	$719,000	$775,073	(7.2)%
Southeast (2)
(Unconsolidated Joint Ventures)	Home	60	77	(22.1)%	67	125	(46.4)%	29	118	(75.4)%
(FL, GA, SC)	Dollars	$37,000	$47,829	(22.6)%	$46,741	$68,650	(31.9)%	$22,972	$80,492	(71.5)%
	Avg. Price	$616,667	$621,156	(0.7)%	$697,627	$549,200	27.0%	$792,138	$682,136	16.1%
West
(Unconsolidated Joint Ventures)	Home	34	19	78.9%	30	34	(11.8)%	19	11	72.7%
(AZ, CA, TX)	Dollars	$16,608	$8,405	97.6%	$14,767	$15,621	(5.5)%	$10,448	$5,040	107.3%
	Avg. Price	$488,471	$442,368	10.4%	$492,233	$459,441	7.1%	$549,895	$458,182	20.0%
Unconsolidated Joint Ventures (2) (3)
(Excluding KSA JV)	Home	241	216	11.6%	285	235	21.3%	275	403	(31.8)%
	Dollars	$157,943	$140,090	12.7%	$180,366	$141,698	27.3%	$196,633	$297,902	(34.0)%
	Avg. Price	$655,365	$648,565	1.0%	$632,863	$602,970	5.0%	$715,029	$739,211	(3.3)%

KSA JV Only
	Home	116	68	70.6%	-	3	(100.0)%	723	276	162.0%
	Dollars	$27,469	$17,341	58.4%	$-	$429	(100.0)%	$175,777	$64,360	173.1%
	Avg. Price	$236,802	$255,015	(7.1)%	$-	$143,000	(100.0)%	$243,122	$233,188	4.3%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

  (2) Reflects the reclassification of 22 homes and $14.4 million of contract backlog and 46 homes and $30.7 million of contract backlog as of October 31, 2025 from unconsolidated joint ventures to the consolidated Northeast and Southeast segments, respectively. This is related to the consolidation of the remaining assets and liabilities acquired from an unconsolidated joint venture the Company closed out and two active selling communities from another unconsolidated joint venture that were consolidated during the three months ended October 31, 2025.

  (3) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

16

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)

		Contracts (1)			Deliveries			Contract
		Years Ended			Years Ended			Backlog
		October 31,			October 31,			October 31,
		2025	2024	% Change	2025	2024	% Change	2025	2024	% Change
Northeast (2) (3) (5)
(Unconsolidated Joint Ventures)	Home	533	473	12.7%	558	357	56.3%	227	274	(17.2)%
(Excluding KSA JV)	Dollars	$354,749	$361,468	(1.9)%	$389,471	$266,566	46.1%	$163,213	$212,370	(23.1)%
(DE, MD, NJ, OH, PA, VA, WV)	Avg. Price	$665,570	$764,203	(12.9)%	$697,977	$746,683	(6.5)%	$719,000	$775,073	(7.2)%
Southeast (2) (5)
(Unconsolidated Joint Ventures)	Home	254	257	(1.2)%	297	340	(12.6)%	29	118	(75.4)%
(FL, GA, SC)	Dollars	$164,762	$156,234	5.5%	$191,533	$209,504	(8.6)%	$22,972	$80,492	(71.5)%
	Avg. Price	$648,669	$607,914	6.7%	$644,892	$616,188	4.7%	$792,138	$682,136	16.1%
West (4)
(Unconsolidated Joint Ventures)	Home	85	91	(6.6)%	79	106	(25.5)%	19	11	72.7%
(AZ, CA, TX)	Dollars	$44,748	$43,361	3.2%	$40,604	$52,542	(22.7)%	$10,448	$5,040	107.3%
	Avg. Price	$526,447	$476,495	10.5%	$513,975	$495,679	3.7%	$549,895	$458,182	20.0%
Unconsolidated Joint Ventures
(Excluding KSA JV)	Home	872	821	6.2%	934	803	16.3%	275	403	(31.8)%
(2) (3) (4) (5) (6)	Dollars	$564,259	$561,063	0.6%	$621,608	$528,612	17.6%	$196,633	$297,902	(34.0)%
	Avg. Price	$647,086	$683,390	(5.3)%	$665,533	$658,296	1.1%	$715,029	$739,211	(3.3)%

KSA JV Only
	Home	448	276	62.3%	1	50	(98.0)%	723	276	162.0%
	Dollars	$111,594	$66,651	67.4%	$177	$10,416	(98.3)%	$175,777	$64,360	173.1%
	Avg. Price	$249,094	$241,489	3.1%	$177,000	$208,320	(15.0)%	$243,122	$233,188	4.3%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

  (2) Reflects the reclassification of 86 homes and $70.1 million of contract backlog and 13 homes and $10.6 million of contract backlog as of April 30, 2024 from the consolidated Northeast and Southeast segments, respectively, to unconsolidated joint ventures. This is related to the assets and liabilities contributed to a joint venture the company entered into during the three months ended April 30, 2024.

  (3) Reflects the reclassification of 88 homes and $74.2 million of contract backlog as of July 31, 2024 from the unconsolidated joint ventures to the consolidated Northeast segment. This is related to the assets and liabilities acquired from a joint venture the company closed out during the three months ended July 31, 2024.

  (4) Reflects the reclassification of 8 homes and $5.0 million of contract backlog as of January 31, 2025, from the consolidated West segment to unconsolidated joint ventures. This is related to the assets and liabilities contributed to the joint venture the company entered into during the three months ended January 31, 2025.

  (5) Reflects the reclassification of 22 homes and $14.4 million of contract backlog and 46 homes and $30.7 million of contract backlog as of October 31, 2025 from unconsolidated joint ventures to the consolidated Northeast and Southeast segments, respectively. This is related to the consolidation of the remaining assets and liabilities acquired from an unconsolidated joint venture the Company closed out and two active selling communities from another unconsolidated joint venture that were consolidated during the three months ended October 31, 2025.

  (6) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

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